As filed with the Securities and Exchange Commission on April 14 , 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dave & Buster’s Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	35-2382255
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2481 Mañana Drive

Dallas, Texas 75220

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rob W. Edmund

General Counsel, Secretary and Senior Vice President

Dave & Buster’s Entertainment, Inc.

2481 Mañana Drive

Dallas, Texas 75220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark S. Bergman, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered*	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common stock, $0.01 par value each

(1)

Pursuant to General Instruction II.E., this information is not required to be included. An indeterminate aggregate number of shares of common stock of Dave & Buster’s Entertainment, Inc. are being registered as may, from time to time, be issued at currently indeterminable prices. The proposed maximum initial offering prices per share of common stock will be determined, from time to time. In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Dave & Buster’s Entertainment, Inc. defers payment of the registration fee required in connection with this registration statement.

PROSPECTUS

Dave & Buster’s Entertainment, Inc.

Common Stock

We, Dave & Buster’s Entertainment, Inc., may from time to time offer and sell shares of our common stock in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.

This prospectus provides a general description of the shares of our common stock we may offer. Each time we offer shares of our common stock, we will provide a prospectus supplement containing more information about the particular offering, together with this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest in any shares of our common stock.

This prospectus may not be used to offer or sell shares of our common stock unless accompanied by a prospectus supplement relating to the offered securities.

Shares of common stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PLAY”. On April 13, 2020, the closing price of shares of our common stock on The Nasdaq Global Select Market was $13.79 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ THE SECTION ENTITLED “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS AND THE RISK FACTORS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AS DESCRIBED IN THAT SECTION BEFORE INVESTING IN OUR COMMON STOCK.

You should read this prospectus carefully before you invest.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 14, 2020.

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ABOUT THIS PROSPECTUS

To understand the terms of the common stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on Dave & Buster’s Entertainment, Inc. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, shares of our common stock. This prospectus provides you with a general description of the securities we may offer. Each time we offer shares of our common stock, we will provide you with a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read both this prospectus, including the section titled “Risk Factors,” and the accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, references to “we,” “our”, “us” or the “Company” in this prospectus refer to Dave  & Buster’s Entertainment, Inc. and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus and in other public disclosures, both written and oral, include “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, or the Forward-Looking Statements Safe Harbor, as codified in Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical facts are statements that could be deemed forward-looking. We have tried, whenever possible, to identify these statements by using words such as “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “may,” “will,” “should,” “could,” “aims,” “intends” or “projects,” and similar expressions, whether in the negative or the affirmative.

These forward-looking statements reflect management’s beliefs and assumptions, are all based on currently available operating, financial and competitive information and are subject to various risks and uncertainties. Our actual future results and trends may differ materially depending on a variety of factors, including, but not limited to, the risk and uncertainties discussed in this prospectus in our Annual Report on Form 10-K for the fiscal year ended February 2, 2020, or our 2019 Annual Report, and in any other documents incorporated by reference herein or therein. In addition, these forward-looking statements involve risks and uncertainties and, consequently, could be affected by:

•	the uncertain and unprecedented impact of the coronavirus and the disease it causes (COVID-19) on our business and operations and the related impact on our liquidity needs;

•	our ability to continue as a going concern;

•

our ability to obtain additional waivers or amendments, and thereafter continue to satisfy covenant requirements (even as they may be amended), under our credit facility and derivative contract payables;

•	our ability to access other funding sources;

•	the duration of government-mandated and voluntary shutdowns;

•	the speed with which our stores safely can be reopened and the level of customer demand following reopening;

•	the economic impact of COVID-19 and related disruptions on the communities we serve;

•	our overall level of indebtedness;

•	general business and economic conditions, including as a result of COVID-19;

•	the impact of competition;

•	the seasonality of our business;

•	adverse weather conditions;

•	future commodity prices;

•	guest and employee complaints and litigation;

•	fuel and utility costs;

•	labor costs and availability;

•	changes in consumer and corporate spending, including as a result of COVID-19;

•	changes in demographic trends;

•	changes in governmental regulations;

•	unfavorable publicity;

•	our ability to open new stores; and

•	acts of God.

We are including this cautionary note to make applicable, and take advantage of, the safe harbor provisions of the Forward-Looking Statements Safe Harbor.

We historically have operated in a continually changing business environment. The country and both the global economy generally and, for our purposes, the U.S. economy face profound dislocations and unprecedented uncertainty as a result of COVID-19. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements.

We believe that the expectations reflected in the forward-looking statements contained in this prospectus or in any prospectus supplement, or incorporated herein or therein by reference, are based upon reasonable assumptions at the time made. However, given the risks and uncertainties, you should not rely on any forward-looking statements as a prediction of actual results, developments or other outcomes. You should read these forward-looking statements with the understanding that we may be unable to achieve projected results, developments or other outcomes and that actual results, developments or other outcomes may be materially different from what we expect. You are cautioned not to place undue reliance on these forward-looking statements.

We intend these forward-looking statements to speak only as of the time they are made. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we do not undertake, and expressly disclaim any obligation, to disseminate, after the date hereof, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

THE COMPANY

We are a leading owner and operator of high-volume entertainment and dining venues (“stores”) that operate under the name “Dave & Buster’s.” We offer our customers the opportunity to “Eat Drink Play and Watch” all in one location. We provide our guests the most social, shareable fun, with high-quality food and beverages as well as interactive entertainment options for adults and families to enjoy together. We opened the first Dave & Buster’s store in Dallas, Texas in 1982, and we own and operate 137 stores located in 39 states, Puerto Rico and one Canadian province. Our common stock is admitted to trading on The Nasdaq Global Select Market and trades under the ticker symbol “PLAY.” Our principal executive offices are located at 2481 Mañana Drive, Dallas, Texas 75220. The telephone number of our principal executive offices is (214) 357-9588.

For a further description of our Company and its business, reference is made to “Item 1. Business” of our 2019 Annual Report, which is incorporated by reference into this prospectus.

RISK FACTORS

An investment in the shares of our common stock offered by this prospectus involves a number of risks. You should carefully consider before making an investment decision:

•	the specific risks described below;

•

the risk factors described in our 2019 Annual Report, including without limitation the risk factors entitled “COVID-19 has had an adverse effect that is material on our business and may continue to do so,” “As a result of the impact of the COVID-19 pandemic, our financial statements contain a statement regarding a substantial doubt about the Company’s ability to continue as a going concern” and “Changes in consumer preferences and buying patterns could negatively affect our results of operations”;

•	the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement; and

•	any risk factors set forth in our other filings with the SEC made pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which are incorporated by reference herein.

Each of the risks described below and in the other documents noted above could materially and adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity, and could result in a partial or complete loss of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us, or that we currently believe to be immaterial, may also adversely affect our business, operations, financial condition, results of operations, cash flow and liquidity.

Risk Factors Related to Our Common Stock

The market price of our common stock is subject to volatility.

The market price of our common stock generally may be significantly affected by a number of factors, including, but not limited to, actual or anticipated variations in our operating results or those of our competitors as compared to analyst expectations, changes in financial estimates by research analysts with respect to us or others in the restaurant and other entertainment industries, and announcement of significant transactions by us or others in the restaurant and other entertainment industries. In addition, the equity markets have experienced price and volume fluctuations that affect the stock price of companies in ways that have been unrelated to an individual company’s operating performance.

The COVID-19 global pandemic and the significant uncertainties it has caused for the U.S. economy, business activity and business confidence has had, and is likely to continue to have, a significant effect on the market price of securities generally. Since the outbreak of COVID-19, the price of our common stock has dropped significantly. In addition to the general factors contributing to stock price volatility, and the effects of COVID-19 on our business, operations, results of operations, financial condition, cash flows and liquidity (the “COVID-19 Effects”), including in particular the closure of our stores and the resulting impact of the closures on our revenues, profitability and ability to meet debt covenants, could continue to have a significant effect on the market price of our common stock.

Provisions in our certificate of incorporation and bylaws may discourage, delay or prevent a change of control of our Company or changes in our management and, therefore, may depress the trading price of our stock.

Our certificate of incorporation and bylaws include certain provisions that could have the effect of discouraging, delaying or preventing a change of control of our Company or changes in our management, including, among other things:

•	restrictions on the ability of our stockholders to fill a vacancy on the Board of Directors;

•

our ability to issue preferred stock with terms that the Board of Directors may determine, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the inability of our stockholders to call a special meeting of stockholders;

•	the ability of special meetings of our stockholders to be called only upon the request of a majority of our Board of Directors or our Chief Executive Officer;

•	the absence of cumulative voting in the election of directors, which may limit the ability of minority stockholders to elect directors; and

•

advance notice requirements for stockholder proposals and nominations, which may discourage or deter a potential acquirer from soliciting proxies to elect a particular slate of directors or otherwise attempting to obtain control of us.

These provisions in our certificate of incorporation and our bylaws may discourage, delay or prevent a transaction involving a change of control of our Company that is in the best interest of our stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging future takeover attempts.

Effective March 18, 2020, our Board of Directors adopted a 364-day duration Shareholder Rights Plan, or the Rights Plan, and declared a dividend of one preferred share purchase right for each outstanding share of common stock to stockholders of record on March 30, 2020 to purchase from the Company one one-ten thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company for an exercise price of $45.00, once the rights become exercisable, subject to adjustment as provided in the related rights agreement. The Rights Plan is intended to promote the fair and equal treatment of all of our stockholders and ensure that no person or group can gain control of the Company through open market accumulation or other tactics potentially disadvantaging the interest of all stockholders.

Unsolicited takeover proposals, governance change proposals, proxy contests and certain proposals/actions by activist investors may create additional risks and uncertainties with respect to our financial position, operations, strategies and management, and may adversely affect our ability to attract and retain key employees. Any perceived uncertainties may affect the market price and volatility of our securities.

Public companies in the restaurant industry have been the target of unsolicited takeover proposals in the past and, notwithstanding the adoption of the Rights Plan, the impact of the COVID-19 Effects on the price of our common stock could heighten our exposure to such proposals. In the event that a third party, such as a competitor, private equity firm or activist investor makes an unsolicited takeover proposal, or proposes to change our governance policies or Board of Directors, or makes other proposals concerning our ownership structure or operations, our review and consideration of such proposals may be a significant distraction for our management and employees, and may require us to expend significant time and resources. Such proposals may create uncertainty for our employees, additional risks and uncertainties with respect to our financial position, operations, strategies and management, and may adversely affect our ability to attract and retain key employees. Any perceived uncertainties as to our future direction also may affect the market price and volatility of our common stock.

Future sales of shares of our common stock could depress our share price.

Sales of a substantial number of shares of our common stock, or the perception that a large number of such shares will be sold, could depress the market price of our common stock.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplements, we intend to use the net proceeds from the sale of shares of our common stock to strengthen our balance sheet, principally as necessitated by the COVID-19 Effects, which could include use for general corporate purposes. We retain broad discretion over the use of such proceeds.

DESCRIPTION OF THE CAPITAL STOCK

General

The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. This summary is qualified in its entirety by reference to the actual terms and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.

Classes of Stock

The total number of shares of all classes of capital stock that we are authorized to issue is 450,000,000 shares, which is divided into two classes of stock designated “common stock” and “preferred stock.” The total number of shares of common stock that we are authorized to issue is 400,000,000 shares, par value $0.01 per share. The total number of shares of preferred stock that we are authorized to issue is 50,000,000 shares, par value $0.01 per share.

Subject to the rights of the holders of any series of preferred stock, the number of authorized shares of either the common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, or DGCL, and no vote of the holders of either the common stock or preferred stock voting separately as a class shall be required therefor.

Common Stock

The holders of shares of our common stock are entitled to the following rights:

Voting Rights

Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of preferred stock, the holders of outstanding shares of common stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision to the contrary included in our restated certificate of incorporation, the holders of shares of our common stock shall not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the restated certificate of incorporation or the DGCL.

On each matter on which they are entitled to vote, the holders of the outstanding shares of common stock are entitled to one vote for each share of common stock held by such stockholder.

Dividend Rights

Subject to the rights of the holders of preferred stock, holders of shares of our common stock are entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Company legally available therefor.

Liquidation Rights

Subject to the rights of the holders of preferred stock, holders of shares of common stock shall be entitled to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

Shareholder Rights Plan

Effective March 18, 2020, our Board of Directors adopted the Rights Plan, and declared a dividend of one preferred share purchase right for each outstanding share of common stock to stockholders of record on March 30, 2020 to purchase from the Company one one-ten thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company for an exercise price of $45.00, once the rights become exercisable, subject to adjustment as provided in the related rights agreement. For further information, reference should be made to the Rights Plan, which was filed as an exhibit to the Company’s Current Report on Form 8-K on March 19, 2020.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of preferred stock, of one or more series of preferred stock by filing a certificate pursuant to the DGCL, or the Preferred Stock Designation, setting forth such resolution or resolutions and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing name, number, letter or title;

•

the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•

the rights in respect of any dividends (or methods of determining the dividends), if any, payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid, the amounts or rates at which dividends, if any, will be payable on, and the preferences, if any, of shares of such series in respect of dividends, whether such dividends, if any, shall be cumulative or noncumulative and the date or dates upon which such dividends shall be payable;

•

the redemption rights and price or prices, if any, for shares of the series, the form of payment of such price or prices (which may be cash, property or rights, including securities of the Company or another corporation or entity) for which, the period or periods within which and the other terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Company or at the option of the holder or holders thereof or upon the happening of a specified event or events, if any, including the obligation, if any, of the Company to purchase or redeem shares of such series pursuant to a sinking fund or otherwise;

•

the amounts payable out of the assets of the Company on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•

whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	any restrictions on the issuance of shares of the same series or any other class or series;

•	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

•

any other powers, preferences and relative, participating, optional or other special rights of each series of preferred stock, and any qualifications, limitations or restrictions thereof, all as may be determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of such series of preferred stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior or rank equally or be junior to any other series of preferred stock to the extent permitted by law.

Anti-Takeover Effects of Certain Provisions of Delaware Law and our Charter Documents

We are subject to the provisions of Section 203 of the DGCL. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to such time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, subject to exceptions; or

•

at or subsequent to such time, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving the Company and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the Company involving the interested stockholders;

•	any transaction that results in the issuance or transfer by the Company of any stock of the Company to the interested stockholder, subject to limited exceptions;

•	any transaction involving the Company that has the effect of increasing the proportionate share of the stock of any class or series of the Company beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the Company.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Our amended and restated certificate of incorporation and bylaws also include a number of provisions that may discourage, delay or prevent a merger, acquisition or other change in control of the Company, even if such a change in control would be beneficial to our stockholders. These provisions include establishing advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and nominations to the Board of Directors.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for:

•	any derivative action or proceeding brought on behalf of the Company;

•	any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Company to the Company or the Company’s stockholders,

•	any action asserting a claim arising pursuant to any provision of the DGCL, or

•	any action asserting a claim governed by the internal affairs doctrine.

It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and having service of process made on such stockholder’s counsel as agent for such stockholder.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Securities Exchange

Our common stock is listed on The Nasdaq Global Select Market under the symbol “PLAY.”

PLAN OF DISTRIBUTION

We may sell shares of our common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through agents;

•	in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, into an existing trading market, or a securities exchange or otherwise;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods.

A distribution of shares of our common stock offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we may sell some or all of the shares of our common stock covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of shares of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our common stock received from us to close out its short positions;

•	sell securities short and redeliver such shares to close out our short positions;

•

enter into option or other types of transactions that require us to deliver to a broker-dealer or an affiliate thereof, who will then resell or transfer shares of our common stock under this prospectus; or

•

loan or pledge shares of our common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell shares of our common stock not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell shares of our common stock covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge shares of our common stock covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

We may sell shares of our common stock in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods.

The prospectus supplement will include the specific plan of distribution, which will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the shares of our common stock;

•	the net proceeds from the sale of the shares of our common stock;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	the terms of any arrangement entered into with any dealer or agent.

Sale Through Underwriters or Dealers

If underwriters are used in the sale of shares of our common stock, the underwriters will acquire the shares of our common stock for their own account. The underwriters may resell the shares of our common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer shares of our common stock to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the shares of our common stock will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered shares of our common stock if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered shares of our common stock, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If dealers are used in the sale of shares of our common stock, we will sell the shares of our common stock to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities for the particular securities being distributed for a period of up to two business days before the distribution. The restrictions may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities for the shares of our common stock.

Direct Sales and Sales Through Agents

We may sell shares of our common stock directly, and not through underwriters or agents. Shares of common stock may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered shares of our common stock, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell shares of our common stock directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase shares of our common stock from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered shares of our common stock on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered shares of our common stock, other than our common stock that is listed on The Nasdaq Global Select Market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered shares of our common stock, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities.

In connection with any offering of shares of our common stock, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares of our common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of shares of our common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities being offered by this prospectus have been passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Dave & Buster’s Entertainment, Inc. as of February 2, 2020 and February 3, 2019, and for each of the years ending February 2, 2020, February 3, 2019, and February 4, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of February 2, 2020 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the February 2, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company has closed all of its stores as a result of the COVID-19 pandemic, which has caused a material adverse effect on the Company’s revenues, results of operations, and cash flows, including the Company’s ability to meet its obligations when due. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. The audit report covering the February 2, 2020 consolidated financial statements also refers to a change in the method of accounting for leasing transactions as of February 4, 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. We also maintain a website at http://ir.daveandbusters.com/sec-filings, at which you may access these materials, free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the documents incorporated by reference as described under “Incorporation by Reference,” the information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

Upon written or oral request, we will provide at no cost to the requester a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You should only rely on the information contained in this prospectus and incorporated by reference in it. You may obtain copies of these documents from us, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

Dave & Buster’s Entertainment, Inc.

Attn.: Corporate Secretary

2481 Mañana Drive

Dallas, Texas 75220

Telephone: (214) 357-9588

INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-3 (including exhibits) under the Securities Act, with respect to the shares of our common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our Company and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits filed thereto. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

The SEC allows us to incorporate by reference information contained in documents we file with it, which means that we can disclose important information to you by referring you to those documents already on file with the SEC that contain that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended February 2, 2020, filed with the SEC on April 3, 2020;

•	our Current Reports on Form 8-K filed with the SEC on March 19, 2020 and April 2, 2020, respectively;

•

the description of our common stock set forth in our registration statement filed with the SEC on Form 8-A pursuant to Section 12 of the Exchange Act on September 24, 2012, and any amendment or report filed for the purpose of updating that description; and

•	all other documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering.

You should rely only on the information contained in this document or that information to which this prospectus has referred you. We have not authorized anyone to provide you with any additional information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the shares of our common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in this prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Except as provided above, no other information, including information on our website is incorporated by reference into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the securities) will be as set forth below. We will pay all of these expenses. The amounts shown below are estimates.

SEC registration fee	$ (*)
Printing expenses	$25,000
Legal fees and expenses	$350,000
Accounting fees and expenses	$75,000
Miscellaneous	$50,000

Total	$500,000

(*) Deferred in accordance with Rule 456(b) and Rule 457(r).

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the DGCL also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s by-laws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s restated certificate of incorporation provides for such limitation of liability.

We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

ITEM 16.	EXHIBITS

Exhibit No.	Description
1.1*	Form of Open Market Sale AgreementSM, by and among Dave & Buster’s Entertainment, Inc and Jefferies LLC

3.1	Fourth Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Current Report filed on Form 8-K by Dave & Buster’s Entertainment, Inc. on June 12, 2017 (No. 001-35664))

3.2	Third Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Current Report filed on Form 8-K by Dave & Buster’s Entertainment, Inc. on June 12, 2017 (No. 001-35664))

4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to the Amendment 1 to the Form S-1 Registration Statement filed by Dave & Buster’s Entertainment, Inc. on September 24, 2014 (No. 333-198641))

4.2	Rights Agreement, dated as of March 18, 2020, between Registrant and Computershare Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report filed on Form 8-K by Dave & Buster’s Entertainment, Inc. on March 19, 2020 (No. 001-35664))

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on signature pages)

* To be filed by Current Report on Form 8-K at the time of issuance and incorporated by reference.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of a registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas on April 14, 2020.

DAVE & BUSTER’S ENTERTAINMENT, INC., a Delaware Corporation
DATE: April 14, 2020

	By:	/s/ Brian A. Jenkins
Brian A. Jenkins
Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PERSONS PRESENT, that the persons whose signatures appear below do hereby constitute and appoint Brian A. Jenkins and Rob W. Edmund, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 14, 2020.

By:	/s/ Brian A. Jenkins	Chief Executive Officer and Director

	Brian A. Jenkins	(Principal Executive Officer)

By:	/s/ Scott J. Bowman	Chief Financial Officer

	Scott J. Bowman	(Principal Financial and Accounting Officer)

By:	/s/ Stephen M. King	Chairman of the Board

Stephen M. King

By:	/s/ Victor L. Crawford	Director

Victor L. Crawford

By:	/s/ Hamish A. Dodds	Director

Hamish A. Dodds

By:	/s/ Michael J. Griffith	Director

Michael J. Griffith

By:	/s/ Jonathan S. Halkyard	Director

Jonathan S. Halkyard

By:	/s/ Patricia H. Mueller	Director

Patricia H. Mueller

By:	/s/ Kevin M. Sheehan	Director

Kevin M. Sheehan

By:	/s/ Jennifer Storms	Director

Jennifer Storms